CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2002, included in the annual report of Pacel Corp. on Form 10-KSB for the year ended December 31, 2001, and to the reference of our Firm as "Experts" in the Registration Statement.



                    /s/ Peter C. Cosmas
                    Peter C. Cosmas Co., CPAs
                    Certified Public Accountants

370 Lexington Ave.
New York, New York
Dec. 12, 2002